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News Release
HP Inc. Reports Fiscal 2020 Full Year and Fourth Quarter Results

PALO ALTO, CA – (GlobeNewswire) – November 24, 2020 – HP (NYSE: HPQ)
●	Fiscal 2020 GAAP diluted net earnings per share ("EPS") of $2.00, above the previously provided outlook of $1.83 to $1.87 per share
●	Fiscal 2020 non-GAAP diluted net EPS of $2.28, above the previously provided outlook of $2.16 to $2.20 per share
●	Fiscal 2020 net revenue of $56.6 billion, down 3.6% from the prior-year period
●	Fiscal 2020 net cash provided by operating activities of $4.3 billion, free cash flow of $3.9 billion
●	Fiscal 2020 returned $4.1 billion to shareholders in the form of share repurchases and dividends
●	Fourth quarter GAAP diluted net EPS of $0.49, above the previously provided outlook of $0.32 to $0.36 per share
●	Fourth quarter non-GAAP diluted net EPS of $0.62, above the previously provided outlook of $0.50 to $0.54 per share
●	Fourth quarter net revenue of $15.3 billion, down 1.0% from the prior-year period
●	Fourth quarter net cash provided by operating activities of $1.9 billion, free cash flow of $1.8 billion
●	Fourth quarter returned $1.6 billion to shareholders in the form of share repurchases and dividends
●	HP Inc. ("HP") announces dividend increase of 10%

HP Inc.'s fiscal 2020 full-year and fourth quarter financial performance
	FY20	FY19	Y/Y	Q4 FY20	Q4 FY19	Y/Y
GAAP net revenue ($B)	$56.6	$58.8	(3.6)%	$15.3	$15.4	(1.0)%
GAAP operating margin	6.1%	6.6%	(0.5) pts	6.5%	6.1%	0.4 pts
GAAP net earnings ($B)	$2.8	$3.2	(10)%	$0.7	$0.4	72%
GAAP diluted net EPS	$2.00	$2.07	(3)%	$0.49	$0.26	88%
Non-GAAP operating margin	7.2%	7.3%	(0.1) pts	6.9%	7.3%	(0.4) pts
Non-GAAP net earnings ($B)	$3.2	$3.4	(5)%	$0.8	$0.9	(7)%
Non-GAAP diluted net EPS	$2.28	$2.24	2%	$0.62	$0.60	3%
Net cash provided by operating activities ($B)	$4.3	$4.7	(7)%	$1.9	$0.6	219%
Free cash flow ($B)	$3.9	$4.0	(2)%	$1.8	$0.4	359%

Notes to table
•Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

Net revenue and EPS results
HP announced fiscal 2020 net revenue of $56.6 billion, down 3.6% (down 2.3% in constant currency) from the prior-year period.

Fiscal 2020 GAAP diluted net EPS was $2.00, down from $2.07 in the prior-year period and above the previously provided outlook of $1.83 to $1.87. Fiscal 2020 non-GAAP diluted net EPS was $2.28, up from $2.24 in the prior-year period and above the previously provided outlook of $2.16 to $2.20. Fiscal 2020 non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $390 million, or $0.28 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, defined benefit plan settlement charges, non-operating retirement-related (credits)/charges, debt extinguishment costs and tax adjustments.

Fourth quarter net revenue was $15.3 billion, down 1.0% (up 0.1% in constant currency) from the prior-year period and up 7% sequentially.

Fourth quarter GAAP diluted net EPS was $0.49, up from $0.26 in the prior-year period and above the previously provided outlook of $0.32 to $0.36. Fourth quarter non-GAAP diluted net EPS was $0.62, up from $0.60 in the prior-year period and above previously provided outlook of $0.50 to $0.54. Fourth quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after tax adjustments of $167 million, or $0.13 per diluted share, related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, defined benefit plan settlement charges, non-operating retirement-related (credits)/charges, and tax adjustments.

“We closed out a strong quarter with a beat on the top and bottom line. The strength of our innovation with the rigor of our execution drove sequential growth in revenue, operating profit, non-GAAP EPS and cash flow,” said Enrique Lores, President and CEO, HP Inc. “We had record unit shipments in the quarter, reflecting the important role HP technology is playing in the lives of our customers. Our results give us great confidence in our ability to drive long-term growth and shareholder value in 2021 and beyond.”

Asset management
HP generated $4.3 billion in net cash provided by operating activities and $3.9 billion of free cash flow in fiscal 2020. Free cash flow includes net cash provided by operating activities of $4.3 billion adjusted for net investments in leases of $152 million and net investments in property, plant and equipment of $577 million. HP utilized $3,107 million of cash during fiscal 2020 to repurchase approximately 166 million shares of common stock in the open market. When combined with the $997 million of cash used to pay dividends, HP returned 105% of its free cash flow to shareholders in fiscal 2020.

HP's net cash provided by operating activities in the fourth quarter of fiscal 2020 was $1.9 billion. Accounts receivable ended the quarter at $5.4 billion, down 1 day quarter over quarter to 32 days. Inventory ended the quarter at $6.0 billion, down 2 days quarter over quarter to 43 days. Accounts payable ended the quarter at $14.7 billion, down 3 days quarter over quarter to 105 days.

HP generated $1.8 billion of free cash flow in the fourth quarter. Free cash flow includes net cash provided by operating activities of $1.9 billion adjusted for net investments in leases of $40 million and net investments in property, plant and equipment of $116 million.

In the fourth quarter, HP returned $1.6 billion to shareholders. HP utilized $1,340 million of cash during the quarter to repurchase approximately 71 million shares of common stock in the open market and paid a cash dividend of $238 million. As a result, HP returned 88% of its fourth quarter free cash flow to shareholders. HP exited the quarter with $5.1 billion in gross cash, which includes cash and cash equivalents and short-term investments of $0.3 billion included in other current assets.

The HP board of directors has declared a quarterly cash dividend of $0.1938 per share on the company’s common stock, payable on January 6, 2021. This is an increase of 10% from the prior dividend and consistent with HP’s previously stated objective to increase the dividend at least in-line with earnings growth over time.

Fiscal 2020 fourth quarter segment results
•Personal Systems net revenue was $10.4 billion, flat year over year (up 1% in constant currency) with a 5.1% operating margin. Consumer net revenue increased 24% and Commercial net revenue decreased 12%. Total units were up 7% with Notebooks units up 25% and Desktops units down 31%.
•Printing net revenue was $4.8 billion, down 3% year over year (down 2% in constant currency) with a 14.8% operating margin. Total hardware units were up 14% with Consumer hardware units up 18% and Commercial hardware units down 10%. Supplies net revenue was down 1% (flat in constant currency).

Outlook
For the fiscal 2021 first quarter, HP estimates GAAP diluted net EPS to be in the range of $0.58 to $0.64 and non-GAAP diluted net EPS to be in the range of $0.64 to $0.70. Fiscal 2021 first quarter non-GAAP diluted net EPS estimates exclude $0.06 per diluted share, primarily related to restructuring and other charges, acquisition-related charges, defined benefit plan settlement charges, amortization of intangible assets, non-operating retirement-related (credits)/charges, tax adjustments and the related tax impact on these items.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at investor.hp.com.

HP's FY20 Q4 earnings conference call is accessible via audio webcast at www.hp.com/investor/2020Q4Webcast.

About HP Inc.
HP Inc. (NYSE: HPQ) creates technology that makes life better for everyone, everywhere. Through our product and service portfolio of personal systems, printers and 3D printing solutions, we engineer experiences that amaze. More information about HP Inc. is available at hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) financial measures. HP also provides forecasts of non-GAAP diluted net EPS and free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating expense, operating profit, operating margin, tax rate, net earnings, diluted net EPS, cash (used in)/ provided by operating activities or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This document contains forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.

Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends and events; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this document, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2021 and HP’s other filings with the Securities and Exchange Commission. The forward-looking statements in this document are made as of the date of this document and HP assumes no obligation and does not intend to update these forward-looking statements.

HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted. The content of HP’s website is not incorporated by reference into this document or in any other report or document HP files with the SEC, and any references to HP’s website are intended to be inactive textual references only.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2020	July 31, 2020	October 31, 2019
Net revenue	$15,258	$14,294	$15,407
Costs and expenses:
Cost of revenue	12,579	11,901	12,483
Research and development	381	359	389
Selling, general and administrative	1,244	1,156	1,405
Restructuring and other charges	31	59	134
Acquisition-related charges	2	11	23
Amortization of intangible assets	29	29	29
Total costs and expenses	14,266	13,515	14,463

Earnings from operations	992	779	944
Interest and other, net	(216)	(28)	(452)
Earnings before taxes	776	751	492
Provision for taxes	(108)	(17)	(104)
Net earnings	$668	$734	$388

Net earnings per share:
Basic	$0.50	$0.52	$0.26
Diluted	$0.49	$0.52	$0.26

Cash dividends declared per share	$—	$0.35	$—

Weighted-average shares used to compute net earnings per share:
Basic	1,347	1,417	1,476
Diluted	1,356	1,423	1,486

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2020	October 31, 2019
Net revenue	$56,639	$58,756
Costs and expenses:
Cost of revenue	46,202	47,586
Research and development	1,478	1,499
Selling, general and administrative	4,906	5,368
Restructuring and other charges	462	275
Acquisition-related charges	16	35
Amortization of intangible assets	113	116
Total costs and expenses	53,177	54,879

Earnings from operations	3,462	3,877
Interest and other, net	(231)	(1,354)
Earnings before taxes	3,231	2,523
(Provision for) benefit from taxes	(387)	629
Net earnings	$2,844	$3,152

Net earnings per share:
Basic	$2.01	$2.08
Diluted	$2.00	$2.07

Cash dividends declared per share	$0.70	$0.64

Weighted-average shares used to compute net earnings per share:
Basic	1,413	1,515
Diluted	1,420	1,524

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2020		July 31, 2020		October 31, 2019
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$668	$0.49	$734	$0.52	$388	$0.26
Non-GAAP adjustments:
Restructuring and other charges	31	0.02	59	0.04	134	0.09
Acquisition-related charges	2	—	11	0.01	23	0.02
Amortization of intangible assets	29	0.02	29	0.02	29	0.02
Non-operating retirement-related credits	(57)	(0.04)	(55)	(0.04)	(25)	(0.02)
Debt extinguishment costs	—	—	40	0.03	—	—
Defined benefit plan settlement charges	214	0.16	—	—	—	—
Tax adjustments(a)	(52)	(0.03)	(116)	(0.09)	350	0.23
Non-GAAP net earnings	$835	$0.62	$702	$0.49	$899	$0.60

GAAP earnings from operations	$992		$779		$944
Non-GAAP adjustments:
Restructuring and other charges	31		59		134
Acquisition-related charges	2		11		23
Amortization of intangible assets	29		29		29
Non-GAAP earnings from operations	$1,054		$878		$1,130

GAAP operating margin	6.5%		5.4%		6.1%
Non-GAAP adjustments	0.4%		0.7%		1.2%
Non-GAAP operating margin	6.9%		6.1%		7.3%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2020		October 31, 2019
	Amounts	Diluted net earnings per share	Amounts	Diluted net earnings per share
GAAP net earnings	$2,844	$2.00	$3,152	$2.07
Non-GAAP adjustments:
Restructuring and other charges	462	0.33	275	0.17
Acquisition-related charges	16	0.01	35	0.02
Amortization of intangible assets	113	0.08	116	0.08
Non-operating retirement-related credits	(225)	(0.16)	(68)	(0.04)
Debt extinguishment costs	40	0.03	—	—
Defined benefit plan settlement charges	214	0.15	—	—
Tax adjustments(a)	(230)	(0.16)	(101)	(0.06)
Non-GAAP net earnings	$3,234	$2.28	$3,409	$2.24

GAAP earnings from operations	$3,462		$3,877
Non-GAAP adjustments:
Restructuring and other charges	462		275
Acquisition-related charges	16		35
Amortization of intangible assets	113		116
Non-GAAP earnings from operations	$4,053		$4,303

GAAP operating margin	6.1%		6.6%
Non-GAAP adjustments	1.1%		0.7%
Non-GAAP operating margin	7.2%		7.3%

(a)Includes tax impact on non-GAAP adjustments.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	October 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$4,864	$4,537
Accounts receivable, net	5,381	6,031
Inventory	5,963	5,734
Other current assets	4,440	3,875
Total current assets	20,648	20,177
Property, plant and equipment, net	2,627	2,794
Goodwill	6,380	6,372
Other non-current assets	5,026	4,124
Total assets	$34,681	$33,467

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Notes payable and short-term borrowings	$674	$357
Accounts payable	14,704	14,793
Other current liabilities	10,842	10,143
Total current liabilities	26,220	25,293
Long-term debt	5,543	4,780
Other non-current liabilities	5,146	4,587
Stockholders' deficit	(2,228)	(1,193)
Total liabilities and stockholders' deficit	$34,681	$33,467

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended
	October 31, 2020	October 31, 2019
Cash flows from operating activities:
Net earnings	$668	$388
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	196	205
Stock-based compensation expense	57	64
Restructuring and other charges	31	134
Deferred taxes on earnings	(76)	(192)
Defined benefit plan settlement charges	214	—
Other, net	44	78
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(124)	(739)
Inventory	(139)	(44)
Accounts payable	398	85
Net investment in leases	(40)	—
Taxes on earnings	91	272
Restructuring and other	(77)	(32)
Other assets and liabilities	631	369
Net cash provided by operating activities	1,874	588
Cash flows from investing activities:
Investment in property, plant and equipment	(116)	(196)
Purchases of available-for-sale securities and other investments	(160)	—
Maturities and sales of available-for-sale securities and other investments	114	—
Net change in collateral on derivatives	77	—
Payment made in connection with business acquisition, net of cash acquired	—	(31)
Net cash used in investing activities	(85)	(227)
Cash flows from financing activities:
Proceed from short-term borrowings with original maturities greater than 90 days	8	—
Proceeds from debt, net of issuance costs	30	33
Payment of debt	(61)	(76)
Stock-based award activities and others	(3)	(3)
Repurchase of common stock	(1,340)	(461)
Cash dividends paid	(238)	(236)
Net cash used in financing activities	(1,604)	(743)
Increase (decrease) in cash and cash equivalents	185	(382)
Cash and cash equivalents at beginning of period	4,679	4,919
Cash and cash equivalents at end of period	$4,864	$4,537

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Twelve months ended
	October 31, 2020	October 31, 2019
Cash flows from operating activities:
Net earnings	$2,844	$3,152
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	789	744
Stock-based compensation expense	278	297
Restructuring and other charges	462	275
Deferred taxes on earnings	70	133
Defined benefit plan settlement charges	214	—
Other, net	325	254
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	575	(761)
Inventory	(386)	(68)
Accounts payable	(35)	(53)
Net investment in leases	(152)	—
Taxes on earnings	(147)	(851)
Restructuring and other	(489)	(154)
Other assets and liabilities	(32)	1,686
Net cash provided by operating activities	4,316	4,654
Cash flows from investing activities:
Investment in property, plant and equipment	(580)	(671)
Proceeds from the sale of property, plant and equipment	3	—
Purchases of available-for-sale securities and other investments	(693)	(80)
Maturities and sales of available-for-sale securities and other investments	417	771
Net change in collateral on derivatives	(163)	—
Payment made in connection with business acquisitions, net of cash acquired	—	(458)
Net cash used in investing activities	(1,016)	(438)
Cash flows from financing activities:
Payment of short-term borrowings with original maturities less than 90 days, net	—	(856)
Proceed from short-term borrowings with original maturities greater than 90 days	27	—
Proceeds from debt, net of issuance costs	3,081	127
Payment of debt	(1,849)	(680)
Stock-based award activities and others	(128)	(61)
Repurchase of common stock	(3,107)	(2,405)
Cash dividends paid	(997)	(970)
Net cash used in financing activities	(2,973)	(4,845)
Increase (decrease) in cash and cash equivalents	327	(629)
Cash and cash equivalents at beginning of period	4,537	5,166
Cash and cash equivalents at end of period	$4,864	$4,537

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	October 31, 2020	July 31, 2020	October 31, 2019	Q/Q	Y/Y
Net revenue:
Notebooks	$7,405	$7,304	$6,280	1%	18%
Desktops	2,253	2,221	3,138	1%	(28)%
Workstations	355	428	649	(17)%	(45)%
Other	419	407	359	3%	17%
Personal Systems	10,432	10,360	10,426	1%	—%
Supplies	3,131	2,573	3,159	22%	(1)%
Commercial Hardware	923	732	1,183	26%	(22)%
Consumer Hardware	772	628	640	23%	21%
Printing	4,826	3,933	4,982	23%	(3)%
Corporate Investments(a)	—	1	—	NM	NM
Total segment net revenue	15,258	14,294	15,408	7%	(1)%
Other(a)	—	—	(1)	NM	NM
Total net revenue	$15,258	$14,294	$15,407	7%	(1)%

Earnings before taxes:
Personal Systems	$528	$570	$556
Printing	713	480	777
Corporate Investments	(27)	(15)	(25)
Total segment earnings from operations	1,214	1,035	1,308
Corporate and unallocated cost and other	(103)	(108)	(114)
Stock-based compensation expense	(57)	(49)	(64)
Restructuring and other charges	(31)	(59)	(134)
Acquisition-related charges	(2)	(11)	(23)
Amortization of intangible assets	(29)	(29)	(29)
Interest and other, net	(216)	(28)	(452)
Total earnings before taxes	$776	$751	$492

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended		Change (%)
	October 31, 2020	October 31, 2019	Y/Y
Net revenue:
Notebooks	$25,766	$22,928	12%
Desktops	9,806	12,046	(19)%
Workstations	1,816	2,389	(24)%
Other	1,609	1,331	21%
Personal Systems	38,997	38,694	1%
Supplies	11,586	12,921	(10)%
Commercial Hardware	3,539	4,612	(23)%
Consumer Hardware	2,516	2,533	(1)%
Printing	17,641	20,066	(12)%
Corporate Investments(a)	2	2	NM
Total segment net revenue	56,640	58,762	(4)%
Other(a)	(1)	(6)	NM
Total net revenue	$56,639	$58,756	(4)%

Earnings before taxes:
Personal Systems	$2,312	$1,898
Printing	2,495	3,202
Corporate Investments	(69)	(96)
Total segment earnings from operations	4,738	5,004
Corporate and unallocated cost and other	(407)	(404)
Stock-based compensation expense	(278)	(297)
Restructuring and other charges	(462)	(275)
Acquisition-related charges	(16)	(35)
Amortization of intangible assets	(113)	(116)
Interest and other, net	(231)	(1,354)
Total earnings before taxes	$3,231	$2,523

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY (Unaudited)

	Three months ended			Change (pts)
	October 31, 2020	July 31, 2020	October 31, 2019	Q/Q		Y/Y
Segment operating margin:
Personal Systems	5.1%	5.5%	5.3%	(0.4)	pts	(0.2)	pts
Printing	14.8%	12.2%	15.6%	2.6	pts	(0.8)	pts
Corporate Investments(a)	NM	NM	NM	NM		NM
Total segment	8.0%	7.2%	8.5%	0.8	pts	(0.5)	pts

(a)"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2020	July 31, 2020	October 31, 2019
Numerator:
GAAP net earnings	$668	$734	$388
Non-GAAP net earnings	$835	$702	$899

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,347	1,417	1,476
Dilutive effect of employee stock plans(a)	9	6	10
Weighted-average shares used to compute diluted net earnings per share	1,356	1,423	1,486

GAAP diluted net earnings per share	$0.49	$0.52	$0.26
Non-GAAP diluted net earnings per share	$0.62	$0.49	$0.60

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Twelve months ended
	October 31, 2020	October 31, 2019
Numerator:
GAAP net earnings	$2,844	$3,152
Non-GAAP net earnings	$3,234	$3,409

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,413	1,515
Dilutive effect of employee stock plans(a)	7	9
Weighted-average shares used to compute diluted net earnings per share	1,420	1,524

GAAP diluted net earnings per share	$2.00	$2.07
Non-GAAP diluted net earnings per share	$2.28	$2.24

(a)Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt). HP also provides forecasts of non-GAAP diluted net EPS and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis excludes the effect of foreign currency exchange fluctuations calculated by translating current period revenues using monthly average exchange rates from the comparative period and excluding any hedging impact recognized in the current period. Non-GAAP operating margin is defined to exclude the effects of any amounts relating to restructuring and other charges, acquisition-related charges, and amortization of intangible assets. Non-GAAP net earnings and non-GAAP diluted net EPS consist of net earnings or diluted net EPS excluding those same charges, defined benefit plan settlement charges, non-operating retirement related (credits)/charges, debt extinguishment costs, tax adjustments and the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above for these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•Restructuring and other charges are (i) costs associated with a formal restructuring plan and are primarily related to employee termination and early retirement costs and related benefits, costs of real estate consolidation and other non-labor charges; and (ii) other charges, which include non-recurring costs that are distinct from ongoing operational costs. HP excludes these restructuring and other charges (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because HP believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP's current operating performance or comparisons to HP's operating performance in other periods.

•HP incurs cost related to its acquisitions, which it would not have otherwise incurred as part of its operations. The charges are direct expenses such as third-party professional and legal fees, and integration-related costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. These charges related to acquisitions are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP's acquisitions. HP believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings, operating margin, net earnings and diluted net EPS. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•Non-operating retirement-related (credits)/charges includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with HP’s defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related (credits)/charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•HP incurred defined benefit plan settlement charges relating to the U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•HP incurred debt extinguishment costs related to repurchase of certain of its outstanding U.S. dollar global notes. These costs primarily included bond repurchase premiums partly offset by gains from fair value hedges. HP excludes these costs for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

•Tax adjustments include U.S. tax reform adjustment and net tax indemnification amounts.

•HP recorded U.S. tax reform adjustments as one-time charges relating to the enactment of the Tax Cuts and Jobs Act of 2017 and has completed the accounting for the tax effects of the Tax Cuts and Jobs Act within the one year measurement period. Additional guidance is periodically issued by regulators and new positions taken or elections made by HP impact the income tax expense and effective tax rate in the period in which the adjustments are made.
•HP also recorded other tax adjustment including tax benefits and expenses related to the realizability of certain deferred tax assets, various tax rate and regulatory changes and tax settlements across various jurisdictions. HP excludes these adjustments for the purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP's current operating performance and comparisons to HP's operating performance in other periods.

Free cash flow is a non-GAAP measure that is defined as cash flow from operations adjusted for net investment in leases and net investments in property, plant, and equipment. Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses free cash flow and gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses free cash flow and gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity. Because free cash flow includes net cash (used in)/ provided by operating activities adjusted for net investment in leases and, net investments in property, plant and equipment, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources. Net cash (debt) is defined as gross cash less gross debt after adjusting the effect of unamortized premium/discount on debt issuance, debt issuance costs and gains/losses on interest rate swaps.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

•Items such as restructuring and other charges, acquisition-related charges, non-operating retirement-related (credits)/charges, defined benefit plan settlement charges, debt extinguishment costs and tax adjustments that are excluded from non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net EPS can have a material impact on the equivalent GAAP earnings measure and cash flows.

•HP may not be able to immediately liquidate the short-term and certain long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP total operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net earnings, non-GAAP diluted net EPS, free cash flow, gross cash and net cash (debt) to investors in addition to the related GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.